EXHIBIT 1.01

CONFLICT MINERALS REPORT OF HEWLETT PACKARD ENTERPRISE

PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise” or “HPE”) presents this Conflict Minerals Report for the reporting period of January 1, 2015 to December 31, 2015 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission.

Hewlett Packard Enterprise is a leading global provider of the cutting-edge technology solutions customers need to optimize their traditional information technology while helping them build the secure, cloud-enabled, mobile-ready future that is uniquely suited to their needs. HPE customers range from small and medium-sized businesses to large global enterprises. On November 1, 2015, Hewlett Packard Enterprise became an independent publicly-traded company through a pro rata distribution by HP Inc., formerly known as Hewlett-Packard Company (“our former Parent”), of 100% of the outstanding shares of Hewlett Packard Enterprise to HP Inc.’s stockholders. Because Hewlett Packard Enterprise operated as a subsidiary of Hewlett-Packard Company for the first ten months of the 2015 reporting period, this report reflects efforts undertaken by HPE in the last two months of 2015 and by our former Parent in the first 10 months of 2015.

Unless otherwise specified or unless the context otherwise requires, references to “we,” “us” or “our” refer to Hewlett-Packard Company and its consolidated subsidiaries with respect to events occurring prior to November 1, 2015 and to HPE and its consolidated subsidiaries with respect to events occurring on or after November 1, 2015. Terms or phrases that are italicized the first time they appear in this report have the meanings given in Item 1.01 of Form SD.

Overview of our Conflict Minerals Program

Building on Hewlett-Packard Company’s long-standing commitment to sustainability, HPE’s suppliers are expected to conduct their worldwide operations in a socially and environmentally responsible manner pursuant to HPE’s Supply Chain Social and Environmental Responsibility Policy, which contains a section on conflict minerals and is available at http://www8.hp.com/us/en/hpe/hp-information/livingprogress/humanprogress/supplier-ser-requirements.html. We engage in ongoing supplier outreach and communications regarding the substance of our conflict minerals policy, our expectations of suppliers with respect to conflict minerals, and our objective of responsible mineral sourcing.

Our former Parent has been recognized as an industry leader in the conflict minerals space for the last eight years for its efforts to advance the use of responsibly sourced minerals, including from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”). This work began in 2008 when our former Parent helped establish the working group that was the precursor to the Conflict-Free Sourcing Initiative (“CFSI”) and was instrumental in developing and advancing CFSI programs and tools such as the Conflict-Free Smelter Program and the Conflict Minerals Reporting Template (the “Template”). We also hold a seat on the Electronics Industry Citizenship Coalition Board of Directors, which provides guidance to and oversight of CFSI. Our former Parent contributed to the development of the Organisation for Economic Co-operation and Development (“OECD”) due diligence guidance and was a founding member of the Public Private Alliance for Responsible Mineral Trade and the Responsible Sourcing Network Multi-Stakeholder Group. Our former Parent was also one of the first three companies to fund the Initial Audit Fund to offset part of the smelter audit cost, and also supported the initial piloting of the iTSCi traceability scheme for tin. Our former Parent visited DRC mines and participated in the former Conflict Free Tin Initiative. We participate in critical in-region conflict free sourcing projects including Solutions for Hope and the Kemet Partnership for Social and Economic Stability. At the end of 2014, our former Parent announced that all tantalum smelters reported to be in the supply chain were compliant with the Conflict-Free Smelter Program. HPE is making the same announcement for 2015.

HPE Products

Conflict minerals in the form of gold and the derivatives tin, tantalum, and tungsten (collectively, “3TG”) were necessary to the functionality or production of our products (i.e., were “necessary conflict minerals”). The products containing necessary conflict minerals that HPE manufactured or contracted to manufacture during 2015 are server, storage and networking products and certain accessories.

Design of Our Due Diligence Measures

We designed our due diligence measures to conform with applicable portions of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition, OECD 2013) and the related Supplements (collectively, the “OECD Guidance”), which is a nationally or internationally recognized due diligence framework. The design of our due diligence measures took into account our individual facts and circumstances, our downstream position in the minerals supply chain, the OECD recommendations for downstream actors that have no direct relationships to smelters or refiners1, and the use of independent assessment programs to provide information about smelters or refiners.

Consistent with the OECD Guidance, the design of our due diligence has the following features:

(1) Establishment of strong internal company management systems, including a conflict minerals policy; a Conflict Minerals Program team with senior management support; a Supply Chain Transparency System; engagement with 3TG Direct Suppliers2 to communicate and reinforce our expectations with respect to necessary conflict minerals; and a company level grievance mechanism that is available internally and externally to report concerns, including those related to conflict minerals.

(2) Identification and assessment of risks in the supply chain, including through the Supply Chain Transparency System, the mechanism by which risks are identified and assessed in the supply chain. The system is designed to support the Conflict Minerals Program team in systematically surveying, collecting, and analyzing information relating to the 3TG facilities3 in the supply chain for our products.

(3) Design and implementation of a strategy to respond to such risks as they are identified, including assessment of information on facilities’ due diligence practices, formulation of a risk management plan, and reporting to senior management.

(4) Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices, including through our membership in CFSI (member IDs HPQQ and HPE), the industry initiative that conducts audits and assessments of facilities’ due diligence activities.

(5) Annual reporting through this Conflict Minerals Report and in our annual Living Progress Report.

1 The OECD Guidance distinguishes between “upstream” and “downstream” actors. Upstream refers to the minerals supply chain from the mine to the smelter or refiner, and upstream companies include miners, local traders or exporters, international concentrate traders, and mineral re-processors. Downstream refers to the minerals supply chain from smelters and refiners to retailers and includes companies like HPE; it also includes metal traders, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

2 3TG Direct Suppliers are our former Parent’s and HPE’s direct suppliers of materials, parts, components or products containing necessary conflict minerals.

3 3TG facilities are those entities reported by our 3TG Direct Suppliers that are also identified by CFSI to be smelters, refiners, recyclers or scrap processors of conflict minerals.

Description of Due Diligence Measures Performed

We undertook due diligence on the source and chain of custody of necessary conflict minerals based on the outcome of our reasonable country of origin inquiry (“RCOI”). We excluded from our due diligence necessary conflict minerals processed by those 3TG facilities that we reasonably believe source conflict minerals exclusively from recycled or scrap sources or from outside of the Covered Countries. We refer to the remaining facilities below as the “relevant 3TG facilities.” We undertook the following due diligence measures with respect to necessary conflict minerals from such facilities for the 2015 reporting period:

•	compared the relevant 3TG facilities to the facilities that are listed by CFSI as either compliant or in process[4] with the Conflict-Free Smelter Program, which assesses facilities’ systems and processes for traceability of ore and demonstration of conflict free sourcing;

•	engaged 3TG facilities (directly or through a third party) when sourcing was unknown to provide conflict minerals education, collect information such as country of origin of necessary conflict minerals related to the supply chain for our former Parent or HPE’s products, or encourage participation in the Conflict-Free Smelter Program;

•	if any 3TG Direct Supplier reported to us a facility for which we had information that triggered one of our risk indicators, then we requested that supplier to investigate whether or not that facility contributed 3TG to our former Parent or HPE’s products, and, if so, that the supplier take steps to remove the facility from our supply chain;

•	supported the Conflict-Free Smelter Program through our membership and participation in CFSI; and

•	asked 3TG Direct Suppliers to encourage the facilities in their supply chain to join the Conflict-Free Smelter Program.

We reviewed the results of our due diligence with senior supply chain management, including the Senior Vice President, Deputy General Counsel & Chief Ethics and Compliance Officer.

Results

Below we set forth the results of our due diligence as well as our overall progress toward DRC conflict free products. First, we summarize the outcome of our due diligence focused on the relevant 3TG facilities. We then provide a year-over-year view of all of the supplier-reported 3TG facilities and the status of their participation in an independent assessment program. Finally, we provide a snapshot of our overall progress toward DRC conflict free products resulting from our RCOI and due diligence efforts. This section includes a chart that highlights our progress by each 3TG metal as well as our total progress toward DRC conflict free products. Of the 3TG facilities reported to us in 2015, 92% are now compliant, in process to become compliant, and/or are reasonably believed to provide only conflict minerals from recycled or scrap sources or to source conflict minerals from outside the Covered Countries.

Due Diligence Results for Relevant 3TG Facilities

As described in the Form SD, we began our RCOI inquiry with 297 3TG facilities. After conducting our RCOI on these 3TG facilities, we determined that we reasonably believe 30 of these 3TG facilities exclusively provided conflict minerals from recycled or scrap sources, and that an additional 166 of these 3TG facilities sourced conflict minerals from outside of the Covered Countries. Attachment A to this Conflict Minerals Report includes the countries from which the 297 supplier-reported 3TG facilities may have sourced necessary conflict minerals.

We conducted due diligence, as described above, on the source and chain of custody of the necessary conflict minerals from the remaining 101 relevant 3TG facilities as shown in Chart 1 and further explained below.

4 Throughout this Conflict Minerals Report, “in process” refers to facilities that are listed by CFSI as (a) currently in the process of becoming Conflict-Free Smelter Program compliant or (b) Tungsten Industry-Conflict Minerals Council (TI-CMC) Category A members.

Chart 1: Due Diligence Results for Relevant 3TG Facilities

Based on further due diligence of the 101 relevant 3TG facilities, as of April 28, 2016 (the “2016 Cut-Off Date”):

•	76 were listed by CFSI as compliant or in process to become compliant with the Conflict-Free Smelter Program. We have reason to believe that 43 of these facilities may source necessary conflict minerals from the Covered Countries. Of these, 42 are already compliant and one is in process to become compliant with the Conflict-Free Smelter Program.

•	For the remaining 25 facilities, the sourcing of conflict minerals is unknown and they are not yet participating in an independent assessment program. We have no information suggesting that these facilities (or any other 3TG facilities) are sourcing minerals that have directly or indirectly benefited an armed group, and have not been able to determine if these facilities are processing necessary conflict minerals contained in our products.

Status of All Supplier-Reported 3TG Facilities

We also measure our progress by reviewing the number of all 3TG facilities reported to us by our supply chain that are listed as participating in or successfully completing an independent assessment program. Because participation in an independent assessment program provides us (a downstream company) with a level of assurance of an upstream facility’s sourcing practices, we track and report out on this participation as an additional measure of our program, even though some of these 3TG facilities may not be the focus of our further due diligence because we reasonably believe they do not source necessary conflict minerals from the Covered Countries or handle conflict minerals only from recycled or scrap sources.

Our suppliers reported 297 total 3TG facilities in 2015, of which 215 are compliant with, and 38 are in process to become compliant with, an independent assessment program. Of the 44 3TG facilities that are not yet participating, for 14 we have reason to believe that they are sourcing from outside the Covered Countries. We believe 5 are exclusively providing conflict minerals from recycled or scrap sources, leaving only 25 3TG facilities that are not yet participating in an independent assessment program and for which we have limited or no information on the sourcing of necessary conflict minerals.

Attachment B to this Conflict Minerals Report sets forth the name and status of the 297 supplier-reported 3TG facilities. Chart 2 below presents our year-over-year progress for all supplier-reported 3TG facilities.

Chart 2: Status of All Supplier Reported 3TG Facilities

Overall Progress toward DRC Conflict Free

Based on the RCOI we performed with respect to the 297 3TG facilities our suppliers reported to us and the due diligence we performed on relevant 3TG facilities, 92% are now Conflict-Free Smelter Program compliant or in process to become compliant, provide only conflict minerals from recycled or scrap sources, and/or are facilities that we reasonably believe source conflict minerals from outside of the Covered Countries.5 Only 8% (25) (see Chart 1) have sourcing that is unknown and are not yet participating in an independent assessment program.

5 The 92% of relevant 3TG facilities (a total of 272 facilities) consists of 166 facilities that we reasonably believe source conflict minerals from outside of the Covered Countries, 30 that provide only conflict minerals from recycled or scrap sources and 76 that are Conflict-Free Smelter Program compliant or in process to become compliant. The categories are shown in Chart 1.

Chart 3 further expands on our results by providing for each metal the number and percentage (as of the 2016 Cut-Off Date) of all supplier-reported 3TG facilities that were either Conflict-Free Smelter Program compliant or in process to become compliant, and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries. Notably, all of the tantalum smelters reported to be in our supply chain are compliant with the Conflict-Free Smelter Program.

Chart 3: Overall Progress toward DRC Conflict Free by Metal

	Total	Progress toward DRC Conflict Free[6]	Percentage
Tantalum Facilities	45	45	100%
Tin Facilities	86	81	94%
Tungsten Facilities	42	41	98%
Gold Facilities	124	105	85%

Total	297	272	92%

Efforts to Determine the Mine or Location of Origin with Greatest Possible Specificity

As a downstream actor we rely upon independent assessment programs to collect and review the majority of the upstream information, such as the mine or location of origin of necessary conflict minerals. Consistent with the key role set forth by the OECD Guidance for a downstream actor like our former Parent and HPE, our efforts to facilitate upstream mine or location of origin determinations were focused on support of independent assessment programs such as the Conflict-Free Smelter Program.

To determine the mine or location of origin of necessary conflict minerals, or to facilitate such determinations by independent assessment programs, we:

•	surveyed 3TG Direct Suppliers during the reporting period of this Conflict Minerals Report using the Template (which included questions about the mine or location of origin) and required those suppliers to make similar efforts to survey their supply chains using the Template;

•	reviewed information obtained through those surveys on 3TG facilities, and any mine or location of origin information if it was provided; and

•	assessed any information on countries of origin available through our membership in CFSI for 3TG facilities (as part of the Conflict-Free Smelter Program audit protocol, the independent auditor makes an examination of the countries of origin as well as the location of the mine, even if the specific mine or location of origin for these minerals within a given country is not provided to CFSI members).

Steps to Further Mitigate Risk and Improve Due Diligence in 2016

We plan to continue the activities described in “Design of Our Due Diligence Measures” and “Description of Due Diligence Measures Performed” in our journey to achieve DRC conflict free status for our products including the following steps to further mitigate any risk that necessary conflict minerals in our products finance or benefit an armed group:

•	engage with 3TG Direct Suppliers to update information provided to us;

•	repeat our request that 3TG Direct Suppliers encourage facilities they have identified in their supply chains to join the Conflict-Free Smelter Program; and

•	support the development of the Conflict-Free Smelter Program, including outreach efforts to encourage participation in the program.

6 This column includes the number of 3TG facilities that (as of the 2016 Cut-Off Date) were either Conflict-Free Smelter Program compliant or in process to become compliant, and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries.

Attachment A

Countries of Origin

Based on information available from CSFI as of the 2016 Cut-Off Date and additional research by our external expert consultant, we believe that the countries of origin of the necessary conflict minerals from supplier-reported 3TG facilities may include the following countries.

Covered Countries	Outside Covered Countries
Angola	Argentina
Burundi	Australia
Central African Republic	Austria
Democratic Republic of the Congo	Belgium
Republic of Congo	Bolivia
Rwanda	Brazil
South Sudan	Cambodia
Tanzania	Canada
Uganda	Chile
Zambia	China
Colombia
Cote d’Ivoire
Czech Republic
Djibouti
Ecuador
Egypt
Estonia
Ethiopia
France
Germany
Guyana
Hungary
India
Indonesia
Ireland
Israel
Japan
Kazakhstan
Kenya
Laos
Luxembourg
Madagascar
Malaysia
Mongolia
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Nigeria
Peru
Portugal
Russia
Sierra Leone
Singapore
Slovakia
South Africa
South Korea
Spain
Suriname
Switzerland
Taiwan
Thailand
United Kingdom
United States of America
Vietnam
Zimbabwe

Attachment B

3TG Facility List

This 3TG Facility List sets forth the name, location and status of all of the 297 3TG facilities our suppliers reported to us. It is the result of our review of data from several sources, including information reported to us by 3TG Direct Suppliers, obtained through supplemental engagement with certain 3TG facilities, and from CFSI. In many cases facility information was provided to us for the entire supply chain of 3TG Direct Suppliers, and did not identify with specificity those 3TG facilities believed to contribute necessary conflict minerals to any of our products.

Metal	Facility Name[7]	Facility Location[8]	Status[9]
Gold	Abington Reldan Metals, LLC	UNITED STATES	Not yet participating
Gold	Advanced Chemical Company	UNITED STATES	In process
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	In process
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not yet participating
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	Not yet participating
Gold	CCR Refinery — Glencore Canada Corporation	CANADA	Compliant

7 Entities that have been reported to us by our 3TG Direct Suppliers as part of their supply chain for conflict minerals and that are recognized by CFSI (as of the 2016 Cut-Off Date) to be smelters, refiners, recyclers or scrap processors of conflict minerals (i.e., the “3TG facilities”). The facility names are listed as they appear on the CFSI Smelter Database. A company appears more than once if it was reported to us for more than one facility (i.e., smelter, refiner, recycler or scrap processor) that is processing different types of minerals or metals.

8 The facility locations are listed as they appear for each of the 3TG facilities on the CFSI Smelter Database.

9 Compliant refers to 3TG facilities that are listed by CFSI (as of the 2016 Cut-Off Date) as (a) compliant with Conflict-Free Smelter Program protocols or (b) certified or accredited by a similar independent assessment program such as the Responsible Jewellery Council’s (RJC) Chain-of-Custody Certification Program, or the London Bullion Market Association’s (LBMA) Responsible Gold Programme. In Process refers to 3TG facilities that are listed by CFSI (as of the 2016 Cut-Off Date) as (a) currently in the process of becoming Conflict-Free Smelter Program compliant or (b) Tungsten Industry-Conflict Minerals Council (TI-CMC) Category A members. Not yet participating refers to 3TG facilities that are not engaged with an independent assessment program.

Gold	Cendres + Métaux S.A.	SWITZERLAND	In process
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	Not yet participating
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA	In process
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not yet participating
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA	In process
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Faggi Enrico S.p.A.	ITALY	In process
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not yet participating
Gold	Geib Refining Corporation	UNITED STATES	In process
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not yet participating
Gold	Guangdong Jinding Gold Limited	CHINA	Not yet participating
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not yet participating
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not yet participating
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not yet participating
Gold	Hwasung CJ Co., Ltd.	REPUBLIC OF KOREA	Not yet participating
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not yet participating
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	In process
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Metal Co., Ltd.	REPUBLIC OF KOREA	Not yet participating
Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA	In process
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Not yet participating

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Not yet participating
Gold	Lingbao Gold Co., Ltd.	CHINA	Not yet participating
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not yet participating
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not yet participating
Gold	Materion	UNITED STATES	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	In process
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Morris and Watson	NEW ZEALAND	Not yet participating
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	In process
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not yet participating
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	Not yet participating
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Not yet participating
Gold	Sabin Metal Corp.	UNITED STATES	Not yet participating
Gold	Samduck Precious Metals	REPUBLIC OF KOREA	In process
Gold	SAMWON Metals Corp.	REPUBLIC OF KOREA	Not yet participating
Gold	SAXONIA Edelmetalle GmbH	GERMANY	In process

Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not yet participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	Not yet participating
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not yet participating
Gold	Torecom	REPUBLIC OF KOREA	In process
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	In process
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not yet participating
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant

Tantalum	H.C. Starck GmbH Goslar	GERMANY	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	Compliant
Tantalum	Plansee SE Reutte	AUSTRIA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	Compliant
Tin	Alpha	UNITED STATES	Compliant
Tin	An Thai Minerals Co., Ltd.	VIETNAM	In process
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	In process
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	In process
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not yet participating

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	In process
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	In process
Tin	Elmet S.L.U.	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	Not yet participating
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	In process
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	In process
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	In process
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not yet participating
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	In process
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not yet participating
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Not yet participating
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Not yet participating
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	In process
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	Phoenix Metal Ltd.	RWANDA	In process
Tin	PT Alam Lestari Kencana	INDONESIA	Not yet participating
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant

Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Kudai Tin	INDONESIA	Not yet participating
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Not yet participating
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT BilliTin Makmur Lestari	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Fang Di MulTindo	INDONESIA	Not yet participating
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Justindo	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	In process
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Not yet participating
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Seirama Tin Investment	INDONESIA	Not yet participating
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tirus Putra Mandiri	INDONESIA	Not yet participating
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	In process
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	In process
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	In process
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	In process
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Not yet participating
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	In process
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	In process
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Not yet participating
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	In process
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	In process
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	In process
Tungsten	Kennametal Fallon	UNITED STATES	In process
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Compliant
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	In process
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant